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                 [Letterhead of Rosenberg & Liebentritt, P.C.]

                                 June 26, 1996


Board of Trustees
Equity Residential Properties Trust
Two North Riverside Plaza
Suite 450
Chicago, Illinois  60606

Ladies and Gentlemen:

     We are acting as counsel to Equity Residential Properties Trust, a Maryland real estate investment trust (the "Company"), in connection with its registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission relating to (i) the possible issuance by the Company of up to 608,665 common shares (the "Exchange Shares") of beneficial interest, $.01 par value per share ("Common Shares"), of the Company if, and to the extent that (subject to the discretion of the Company), holders of up to 608,665 outstanding partnership interests ("OP Units") in ERP Operating Limited Partnership (the "Operating Partnership"), of which the Company is the sole general partner and owns a controlling interest, exchange such OP Units for Common Shares; and (ii) the offer and sale from time to time of up to 608,665 Exchange Shares by the holders set forth in the Prospectus which is a part of the Registration Statement (the "Selling Shareholders") thereof following the potential issuance of such Exchange Shares, upon the exchange of up to 608,665 OP Units, to the Selling Shareholders, if and to the extent such Selling Shareholders exchange such OP Units for the Exchange Shares. This opinion letter is furnished to you at your request to enable the Company to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. (S) 229.601(b)(5), in connection with the Registration Statement.

     For purposes of this opinion letter, we have examined copies of the following documents;

     1.   An executed copy of the Registration Statement.

     2. Copies of that certain Agreement for Contribution of Real Estate and Related Property dated as of June 15, 1995 (the "Contribution Agreement"), pursuant to which the
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Board of Trustees
Equity Residential Properties Trust
June 26, 1996
Page 2




Beauchamp Investors (as defined therein) received OP Units in exchange for interests in certain multifamily properties.

     3. Copies of that certain Registration Rights and Lock-Up Agreement dated as of June 15, 1995 (the "Registration Rights Agreement"), pursuant to which the Beauchamp Investors and their successors and assigns were granted demand registration rights as to the Exchange Shares.

     4. The Amended and Restated Declaration of Trust, as amended, of the Company, as certified by the Secretary of the Company as being complete, accurate and in effect as of the date hereof.

     5. The Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect as of the date hereof and as of the respective dates of the Contribution Agreement and the Registration Rights Agreement.

     6. Resolutions of the Board of Trustees of the Company adopted on July 17, 1995 and June 26, 1996, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect, relating to the authorization of the Contribution Agreement and the Registration Rights Agreement, and the authorization and filing of the Registration Statement, and arrangements in connection therewith, respectively.

     In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

     We call your attention to the fact that our firm only requires lawyers to be qualified to practice law in the State of Illinois and, in rendering the opinions set forth herein, we express no opinion with respect to any laws relevant to this opinion other than the laws and regulations identified herein. With respect to the opinion below that relates to the laws of the State of Maryland, with your consent, we rely solely on the opinion of Hogan & Hartson L.L.P., a copy of which is attached hereto as Exhibit A.

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Board of Trustees
Equity Residential Properties Trust
June 26, 1996
Page 3


     Based upon, subject to and limited by the foregoing, we are of the opinion that following effectiveness of the Registration Statement and assuming that at the time the OP Units were issued pursuant to the Contribution Agreement, the Company and/or the Operating Partnership received the consideration for the OP Units specified in the resolutions of the Board of Trustees authorizing the Contribution Agreement, the Exchange Shares, if and when issued upon the exchange of the OP Units, will be validly issued, fully paid and nonassessable under Title 8 of the Corporation and Associations Article of the Annotated Code of Maryland.

     We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

     We hereby consent (i) to be named in the Registration Statement, and in the Prospectus, as attorneys who will pass upon the legality of the Securities to be sold thereunder and (ii) to the filing of this opinion as an Exhibit to the Registration Statement.

                                    Very truly yours,

                                    ROSENBERG & LIEBENTRITT, P.C.



                                    By:   /s/ Ruth Pinkham Haring
                                          ------------------------------------
                                          Vice President
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                                                                       EXHIBIT A




                          June 26, 1996



Rosenberg & Liebentritt, P.C.
Two North Riverside Plaza
Suite 1515
Chicago, Illinois 60606


Ladies and Gentlemen:

     We are acting as special Maryland counsel to Equity Residential Properties Trust, a Maryland real estate investment trust (the "Company"), in connection with its registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission relating to (i) the proposed public offering of up to 608,665 common shares (the "Exchange Shares") of beneficial interest, $.01 par value per share (the "Common Shares"), that may be issued by the Company if, and to the extent that, holders of up to 608,665 outstanding partnership interests ("OP Units") in ERP Operating Limited Partnership (the "Operating Partnership"), of which the Company is the sole general partner, exchange such OP Units for Common Shares; and (ii) the offer and sale from time to time of up to 608,665 Exchange Shares by the holders thereof following the potential issuance of such Exchange Shares, upon the exchange of up to 608,665 OP Units, to the holders thereof, if and to the extent that such holders exchange such OP Units for the Exchange Shares. This opinion letter is furnished to you at your request to enable the Company to continue to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R.
(S) 229.601(b)(5), in connection with the Registration Statement.

     For purposes of this opinion letter, we have examined copies of the following documents:

     1.   An executed copy of the Registration Statement.

     2. The Amended and Restated Declaration of Trust, as amended, of the Company (the "Declaration of Trust"), as certified by the
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Rosenberg & Liebentritt, P.C.
June 26, 1996
Page 2



          Maryland State Department of Assessments and Taxation on May 17, 1996 and the Secretary of the Company on the date hereof as being complete, accurate and in effect.

     3. The Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

     4. Resolutions of the Board of Trustees of the Company adopted on June 26, 1996, relating to the filing of the Registration Statement and related matters, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

     In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

     This opinion letter is based as to matters of law solely on Title 8 of the Corporation and Associations Article of the Annotated Code of Maryland (the "Maryland REIT Statute"). We express no opinion herein as to any other laws, statutes, regulations, or ordinances.

     Based upon, subject to and limited by the foregoing, we are of the opinion that following issuance of the Exchange Shares in exchange for OP Units as described in the prospectus included in the Registration Statement and as specified in the resolutions of the Board of Trustees referred to above, the Exchange Shares will be validly issued, fully paid and nonassessable under the Maryland REIT Statute.

     We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing by the Company of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.







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Rosenberg & Liebentritt, P.C.
June 26, 1996
Page 3


     We hereby consent to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.


                                      Very truly yours,



                                      /s/ Hogan & Hartson L.L.P.


                                      HOGAN & HARTSON L.L.P.